				 EXHIBIT INDEX


Exhibit Number                   Exhibit Name                        Page

23                               Consent of Experts and Counsel        26

SHATSWELL, MacLEOD & COMPANY, P.C.
certified public accountants

83 Pine Street
West Peabody, Massachusetts 01960-3635
(508) 535-0208



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
BostonFed Bancorp, Inc.

We consent to the inclusion of our report dated January 7, 1997, except for Notes 7 and 13, as to which the dates are February 8, 1997, with respect to the consolidated balance sheets of Broadway Capital Corporation and Subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended, which report appears in the Form 8-K of BostonFed Bancorp, Inc. dated
April 18, 1997.


					/s/ Shatswell, MacLeod & Company, P.C.
					SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
April 17, 1997

















                                       26